UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FORUM REAL ESTATE INCOME FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Forum Real Estate Income Fund

Special Meeting of Shareholders

to be held on June 20, 2025

Urgent Request

PLEASE SUBMIT YOUR VOTE TODAY!

Dear Shareholder:

The Special Meeting of Shareholders is scheduled for June 20, 2025, at 10:00 a.m. Mountain time. To date, our records indicate that we have not yet received your vote. If you have already voted, thank you. If you have not yet voted, please submit your vote promptly.

For the reasons set forth in the proxy materials, the Board of Trustees recommends that you vote "FOR" the proposal. Your vote is important no matter how many shares you own. We urge you to act promptly in order to allow us to obtain a sufficient number of votes to hold the meeting and avoid the cost of additional solicitation.

If you have any questions regarding the proposal, or need duplicate proxy materials, please contact Computershare Fund Services at 1-866-807-3048. Representatives are available Monday through Friday from 9:00 a.m. to 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern time. To view proxy materials online or connect via chat go to www.proxy-direct.com/for-34492.

For your convenience, please utilize any of the following methods to submit your vote:

1. By Internet.

Log on to the website noted on your proxy card(s) or voting instruction form, enter the control number printed on the voting card(s), and follow the simple online instructions.

2. By Touch-Tone Phone.

Call the toll-free number found on your voting card(s) or voting instruction form, and follow the simple instructions.

3. By Speaking to a Proxy Specialist.

Call 1-866-807-3048 to speak to a live proxy specialist. We can answer your questions and record your vote.

4. By Mail.

Simply return your signed and dated voting card(s) or voting instruction form in the envelope provided.

5. Attend the Special Meeting of Shareholders on June 20, 2025.

Please utilize one of the options above to vote your shares, so your vote can be received in time for the meeting.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES TODAY!